ASSIGNMENT OF MANAGEMENT RIGHTS


                  THIS ASSIGNMENT OF MANAGEMENT RIGHTS ("Assignment"), is made and entered into as of January 7, 2002, by BENCHMARK PROPERTIES, INC., an Ohio corporation ("Assignor"), in favor of NHP MANAGEMENT COMPANY, a District of Columbia corporation ("Assignee").

                                 R E C I T A L S

                  A. Assignor manages and operates the real property and the improvements identified on Schedule 1 attached hereto (collectively, the "Property") and owned by the limited partnership identified on Schedule 1 attached hereto (the "Partnership"), pursuant to the management agreements and other documents (if any) identified on Schedule 1 attached hereto (collectively, the "Management Agreements").

                  B. Assignor and an affiliate of Assignee, among others, are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of December 21, 2001, relating to the Partnership (collectively, the "Acquisition Agreement"), which requires Assignor to execute and deliver this Assignment. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Acquisition Agreement.

                  C. Assignee is the entity to which the "Management Assets"
(as hereinafter defined) will be assigned pursuant to the Acquisition Agreement.

                  D. Assignor now desires to assign the Management Assets to Assignee in accordance with the terms and provisions set forth herein.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment by Assignor. Subject to all of the terms and conditions of the acquisition Agreement, Assignor hereby unconditionally and irrevocably:

     (a) assigns, transfers, conveys, contributes, delivers and sets over to Assignee all of Assignor's management operation and control, management know-how and management relationships with respect to each Property and all of Assignor's right, title and interest in, to and under the Management Agreements (collectively, the "Management Assets"), including, without limitation: (i) all rights and powers with respect to the management and control of the day-to-day business operations of each Property; (ii) all payments and rights to payment of any kind or nature whatsoever, whether as fees, percent of rents received, reimbursement, commission, or otherwise, due or to become due, under or arising out of any Management Agreement attributable to the period from and after the Closing Date; (iii) any and all agreements relating to the management of each Property (but not any other property) to which Assignor is a party (including, without limitation, the Management Agreements and all service and vendor contracts to which Assignor is a party in connection with the management of each Property, but not any other property); (iv) all of Assignor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, against, under or in respect to each Property or under or arising out of any Management Agreement; and (v) all present and future claims, if any, of Assignor against the Partnership or any third party under or arising out of any Management Agreement, for monies loaned or advanced, for services rendered or otherwise;

     (b) resigns as manager of each Property, as of 12:01 a.m. on the Closing Date.

2. Acceptance. By acceptance of this Assignment, Assignee accepts the foregoing assignment of the Management Assets.

3. Representations. Assignor hereby represents and warrants to Assignee that (i) all of the representations and warranties made by Assignor in the Acquisition Agreement are hereby ratified and confirmed to Assignee as of the date hereof, and (ii) Assignor has performed all of the covenants to be performed by it with respect to the Management Assets pursuant to the terms of the Acquisition Agreement.

4. Effect.  This Assignment shall be effective from and after the date hereof.

5. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns.

6. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State where the Property is located, without regard to its principles of conflicts of law.

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


         IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year first written above.



ASSIGNOR:

BENCHMARK PROPERTIES, INC.,
an Ohio corporation



By:           /s/  Daniel P. Riedel
         Name:  Daniel P. Riedel
         Title: President

                                   SCHEDULE 1



Property:    Deerfield  Apartments,  860  Deerfield  Boulevard,  Cincinnati,
             Ohio Oakbrook  Apartments,   7670  North  Oakbrook  Drive,
             Reynoldsburg, Ohio Woodhills Apartments, 1000 Clubhouse Drive,
             West Carrollton, Ohio

Partnership: Brown-Benchmark Properties Limited Partnership, a Delaware limited partnership


Management Agreements:

            Management Agreement, daetd as of May 16, 1988, by and between Brown-Benchmark Properties Limited Partnership, a Delaware limited partnership, and Benchmark Properties, Inc., an Ohio corporation. (Deerfield)

            Management Agreement, daetd as of August 17, 1987, by and between Brown-Benchmark Properties Limited
            Partnership, a Delaware limited partnership, and Benchmark Properties, Inc., an Ohio corporation.
            (Oakbrook)

            Management Agreement, daetd as of August 17, 1987, by and between Brown-Benchmark Properties Limited
            Partnership, a Delaware limited partnership, and Benchmark Properties, Inc., an Ohio corporation.
            (Woodhills)

                                     CONSENT

The undersigned, Brown-Benchmark Properties Limited Partnership, a Delaware limited partnership (the "Partnership"), the owner under the above-referenced Management Agreements, does hereby consent to the foregoing assignment. Without limiting the foregoing, from and after the date hereof, the Partnership agrees to accept performance of the Manager's obligations under the Management Agreements from, and to render performance of the Partnership's obligations under the Management Agreements to, Assignee and hereby releases Assignor from any liability under the Management Agreements arising from and after the date hereof.

BROWN-BENCHMARK PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership,


By:      Brown-Benchmark AGP, Inc.,
         a Maryland corporation
         Administrative General Partner


         By:         /s/ Terry F. Hall
                  -----------------------------------
         Name:       Terry F. Hall
                  -----------------------------------
         Title:      Vice President
                  -----------------------------------